Exhibit 99.1

Contact: Jerry M. Brooks, Vice President – Investor Relations (713) 939-7711

DRIL-QUIP ANNOUNCES RETIREMENT OF JERRY M. BROOKS

HOUSTON, March 15, 2018 — Dril-Quip, Inc. (NYSE: DRQ) today announced that Jerry M. Brooks will retire effective March 30, 2018. Mr. Brooks, 66, began his tenure at Dril-Quip as the Company’s Chief Accounting Officer in February 1992 before assuming the position of Chief Financial Officer in 1999. He was named Vice President – Finance and Chief Financial Officer in 2007. Mr. Brooks served in that position until he transitioned into his current role as Vice President of Investor Relations in March 2017.

Blake DeBerry, Dril-Quip’s President and Chief Executive Officer, remarked, “We are thankful for Jerry’s 26 years of financial leadership to the Company and for his assistance in the transitioning of our Finance department over the last year. Jerry was a key contributor to the Company’s success over the years and we wish him well in his retirement.”

As of April 1, 2018, all investor relations inquiries and requests should be directed to:

Jeffrey Bird, Vice President and Chief Financial Officer, (713) 939-7711

Trevor Ashurst, Manager – Investor Relations, (713) 939-7711

About Dril-Quip

Dril-Quip is a leading manufacturer of highly engineered drilling and production equipment for use onshore and offshore, but which is particularly well suited for use in deepwater, harsh environment and severe service applications.